Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE 19-05

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS FIRST QUARTER 2019 RESULTS

Record First Quarter Revenues and Total Backlog

Record First Quarter GAAP Diluted EPS of $0.82 and Adjusted Diluted EPS of $0.96

Increases Full-Year Revenue, Net Income, Adjusted EBITDA and EPS Expectations

HOUSTON – May 2, 2019 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2019. Revenues in the first quarter of 2019 were $2.81 billion, compared to revenues of $2.42 billion in the first quarter of 2018, and net income attributable to common stock was $120.5 million, or $0.82 per diluted share, in the first quarter of 2019, compared to net income attributable to common stock of $37.6 million, or $0.24 per diluted share, in the first quarter of 2018. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.96 for the first quarter of 2019 compared to $0.39 for the first quarter of 2018. Included in GAAP and adjusted diluted earnings per share for the first quarter of 2019 is the recognition of $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the accounting treatment of previously deferred earnings on Quanta’s Fort McMurray West electric transmission project.

“Quanta is off to a solid start to the year with record first quarter results. Spending by electric utilities on grid modernization and system hardening and by gas utilities on distribution system modernization and safety programs is driving strong demand for our services. These dynamics were meaningful contributors to our 16 percent quarter over quarter revenue growth and are expected to be meaningful drivers of our base business growth going forward,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “As a result of our solid first quarter results, increased visibility for our electric power services and confidence in our ability to safely execute, we are increasing our full-year financial expectations. Also during the first quarter, through a successful collaboration with our partner ATCO and driven by world-class execution by our employees, we completed and energized the Fort McMurray West 500-kV Transmission Project three months ahead of schedule, on budget and with an impeccable safety record.”

RECENT HIGHLIGHTS

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Progress on PG&E Pre-Petition Receivables - In April 2019, the United States Bankruptcy Court for the Northern District of California approved Pacific Gas and Electric’s (PG&E) assumption of two substantial contracts with Quanta, which authorizes PG&E to pay approximately $116 million of pre-petition receivables due under those contracts. Quanta expects to receive

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payment of these amounts in the near term and believes this development underscores the collaborative nature of its customer relationships and the value customers place on Quanta’s ability to strategically support them. Quanta looks forward to continuing its long-standing relationship with PG&E.

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Completed Major Electric Transmission Project - During the first quarter of 2019, Quanta, along with its partner ATCO, completed construction and energized the Fort McMurray West 500-kV Transmission Project in Alberta, Canada. With a total project value of CAD 1.6 billion, this was the largest project ever completed by Quanta and included engineering, procurement and construction services for the 508-km transmission line project. The project was financed through the largest public-private partnership bond in Canadian history, was the longest 500-kV AC transmission line built in Canada’s history and was ranked among the top 40 infrastructure projects in Canada in 2018.

Quanta completed one acquisition during the first three months of 2019 and four acquisitions during the full-year 2018. Therefore, Quanta’s results for the three months ended March 31, 2019 include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2019 and 2018, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock below.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2019. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of updated 2019 guidance expectations with additional commentary in the “Investors & Media” section of Quanta’s website at http://investors.quantaservices.com.

As a result of solid first quarter results and increased visibility for electric power services, Quanta has increased its full-year financial expectations. Quanta expects revenues to range between $11.2 billion and $11.6 billion, net income attributable to common stock to range between $421 million and $488 million, and diluted earnings per share attributable to common stock to range between $2.86 and $3.32. Quanta expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.40 and $3.86. Included in Quanta’s GAAP and adjusted diluted earnings per share expectations is the recognition of $0.30 per diluted share of earnings related to the accounting treatment of previously deferred earnings on the Fort McMurray West electric transmission project. The project was completed and placed in commercial operation in the first quarter of 2019, which resulted in the recognition of prior period deferred earnings that is reflected in other income (expense), net in the company’s statements of operations. EBITDA (a non-GAAP measure) is expected to range between $841 million and $942 million and adjusted EBITDA (a non-GAAP measure) is expected to range between $905 million and $1.0 billion. See the tables below for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full-year 2019 and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for the full-year 2019.

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IMPACT OF NEW LEASE ACCOUNTING IMPLEMENTATION

Effective January 1, 2019, Quanta adopted the provisions of the new lease accounting standard (ASC 842). The adoption of ASC 842 resulted in the recognition of operating lease right-of-use assets and operating lease liabilities. As of March 31, 2019, operating lease right-of-use assets and operating lease liabilities were $285.8 million. These operating lease assets and liabilities exclude certain short-term leases that, pursuant to ASC 842, are not required to be recorded on Quanta’s balance sheet. Quanta does not expect a material impact to its operating results or borrowing capacity as a result of ASC 842.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 2, 2019, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 9, 2019 by dialing 1-877-660-6853 and referencing the conference ID 13689964. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the electric power, energy and communications industries, including design, installation, repair and maintenance. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook, plans and strategies; growth, trends or opportunities in particular markets; projected or expected realization of remaining performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and pipeline projects; future commodity prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; possible recovery of pending or contemplated insurance claims or change orders or affirmative claims against customers or third parties; and the current economic and regulatory conditions and trends in the industries Quanta serves; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or any actual or potential shutdown, sequester, default or similar event or occurrence involving the U.S. federal government; quarterly variations in operating results, liquidity, financial condition, capital requirements, reinvestment opportunities or other financial results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customer capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain future project awards; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to revenue recognition and costs associated with contracts; adverse weather conditions or significant weather events; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the effect of commodity prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s business, including as a result of the imposition of tariffs or changes in U.S. trade relationships with other countries; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims or actions asserted against Quanta, including liabilities for claims, fines or penalties that are not covered by, or in excess of, third-party insurance; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third-party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; damage to our brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, or corporate scandal; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; the ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and cultural practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from acquired businesses, the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of new information technology solutions; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the cost of borrowing, availability of cash and credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; the ability to continue to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2019 and 2018 (In thousands, except per share information) (Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$2,807,259	$2,417,576
Cost of services (including depreciation)	2,443,278	2,116,528

Gross profit	363,981	301,048
Selling, general and administrative expenses	231,908	215,422
Amortization of intangible assets	12,670	10,405
Change in fair value of contingent consideration liabilities	(84)	—

Operating income	119,487	75,221
Interest expense	(13,876)	(6,778)
Interest income	309	146
Other income (expense), net	58,959	(11,975)

Income before income taxes	164,879	56,614
Provision for income taxes	43,844	18,003

Net income	121,035	38,611
Less: Net income attributable to non-controlling interests	547	997

Net income attributable to common stock	$120,488	$37,614

Earnings per share attributable to common stock:
Basic	$0.83	$0.24

Diluted	$0.82	$0.24

Shares used in computing earnings per share:
Weighted average basic shares outstanding	145,110	156,546

Weighted average diluted shares outstanding	146,458	157,556

Cash dividends declared per common share	$0.04	—

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,423	$78,687
Accounts receivable, net	2,580,665	2,354,737
Contract assets	573,248	576,891
Inventories	81,117	107,732
Prepaid expenses and other current assets	234,091	208,057

Total current assets	3,554,544	3,326,104
PROPERTY AND EQUIPMENT, net	1,317,014	1,276,032
OPERATING LEASE RIGHT-OF-USE ASSETS	285,768	—
OTHER ASSETS, net	292,092	293,592
OTHER INTANGIBLE ASSETS, net	276,070	280,180
GOODWILL	1,927,028	1,899,879

Total assets	$7,652,516	$7,075,787

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$44,345	$65,646
Current portion of operating lease liabilities	92,293	—
Accounts payable and accrued expenses	1,238,727	1,314,520
Contract liabilities	403,372	425,961

Total current liabilities	1,778,737	1,806,127
LONG-TERM DEBT, net of current maturities	1,344,999	1,040,532
OPERATING LEASE LIABILITIES, net of current portion	193,475	—
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	610,248	623,675

Total liabilities	3,927,459	3,470,334

TOTAL STOCKHOLDERS’ EQUITY	3,723,744	3,604,159
NON-CONTROLLING INTERESTS	1,313	1,294

TOTAL EQUITY	3,725,057	3,605,453

Total liabilities and equity	$7,652,516	$7,075,787

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2019 and 2018 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended March 31,
	2019		2018
Revenues:
Electric Power Infrastructure Services	$1,664,023	59.3%	$1,568,507	64.9%
Pipeline and Industrial Infrastructure Services	1,143,236	40.7	849,069	35.1

Consolidated revenues	$2,807,259	100.0%	$2,417,576	100.0%

Operating income (loss):
Electric Power Infrastructure Services	$161,617	9.7%	$140,895	9.0%
Pipeline and Industrial Infrastructure Services	40,699	3.6	10,057	1.2
Corporate and Non-Allocated Costs (a)	(82,829)	—	(75,731)	—

Consolidated operating income	$119,487	4.3%	$75,221	3.1%

(a)	Included in corporate and non-allocated for the three months ended March 31, 2019 and 2018 were $2.5 million and $7.2 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	March 31, 2019		December 31, 2018		March 31, 2018
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,109.8	$2,876.5	$2,093.5	$3,045.6	$2,524.5	$3,519.4
Estimated orders under MSAs and short-term, non-fixed price contracts	2,384.7	5,485.9	2,467.6	5,499.8	1,690.3	4,076.7

Backlog	4,494.5	8,362.4	4,561.1	8,545.4	4,214.8	7,596.1

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	1,200.7	1,831.8	1,003.5	1,635.9	1,628.6	1,674.1
Estimated orders under MSAs and short-term, non-fixed price contracts	1,213.8	2,417.0	1,411.4	2,161.3	1,039.4	2,387.0

Backlog	2,414.5	4,248.8	2,414.9	3,797.2	2,668.0	4,061.1

Total
Remaining performance obligations	3,310.5	4,708.3	3,097.0	4,681.5	4,153.1	5,193.5
Estimated orders under MSAs and short-term, non-fixed price contracts	3,598.5	7,902.9	3,879.0	7,661.1	2,729.7	6,463.7

Backlog	$6,909.0	$12,611.2	$6,976.0	$12,342.6	$6,882.8	$11,657.2

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2019 and 2018, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity, (iv) changes in fair value of contingent consideration liabilities vary from period to period depending on the forecasted performance of certain acquired businesses; and (v) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$120,488	$37,614
Adjustments:
Acquisition and integration costs	2,524	7,178
Change in fair value of contingent consideration liabilities	(84)	—
Income tax impact of adjustments (a)	(370)	(1,409)
Impact of favorable tax settlement, net of reduction of related indemnification asset (b)	(911)	—

Adjusted net income attributable to common stock before certain non-cash adjustments	121,647	43,383
Non-cash stock-based compensation	13,012	14,687
Amortization of intangible assets	12,670	10,405
Income tax impact of non-cash adjustments (a)	(6,710)	(6,558)

Adjusted net income attributable to common stock	$140,619	$61,917

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	146,458	157,556

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (c)	$0.82	$0.24

Adjusted diluted earnings per share attributable to common stock (c)	$0.96	$0.39

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(b)

The amount for the three months ended March 31, 2019 represents a $4.1 million tax benefit related to a favorable settlement of pre-acquisition obligations associated with certain non-U.S. income taxes, partially offset by a reduction of a related indemnification asset of $4.0 million ($3.2 million after-tax). The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(c)

Both diluted and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2019 included $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, related to the recognition of previously deferred earnings on a project in which Quanta has an equity interest.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2019 and 2018 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and Adjusted EBITDA for the three months ended March 31, 2019 and 2018, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) changes in fair value of contingent consideration liabilities vary from period to period depending on the forecasted performance of certain acquired businesses; and (v) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2019	2018
Net income attributable to common stock (GAAP as reported)	$120,488	$37,614
Interest expense	13,876	6,778
Interest income	(309)	(146)
Provision for income taxes	43,844	18,003
Amortization of intangible assets	12,670	10,405
Equity in (earnings) losses of unconsolidated affiliates	(60,390)	13,343
Depreciation expense	52,216	48,719

EBITDA	182,395	134,716
Non-cash stock-based compensation	13,012	14,687
Acquisition and integration costs	2,524	7,178
Change in fair value of contingent consideration liabilities	(84)	—
Reduction of indemnification asset (a)	3,991	—

Adjusted EBITDA	$201,838	$156,581

(a)

The amount for the three months ended March 31, 2019 represents the expense associated with a reduction of an indemnification asset related to a favorable settlement of pre-acquisition non-U.S. income tax obligations.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three Months Ended

March 31, 2019 and 2018

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to pay debt, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2019	2018
Net cash provided by (used in) operating activities	$(82,750)	$25,993
Less: Net capital expenditures:
Capital expenditures	(68,626)	(66,807)
Proceeds from sale of property and equipment	10,851	5,769

Net capital expenditures	(57,775)	(61,038)

Negative Free Cash Flow	$(140,525)	$(35,045)

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes current retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) changes in fair value of contingent consideration liabilities vary from period to period depending on the forecasted performance of certain acquired businesses; and (v) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2019

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2019
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$421,100	$488,000
Acquisition and integration costs	3,000	3,000
Change in fair value of contingent consideration liabilities	(100)	(100)
Income tax impact of adjustments (a)	(400)	(400)
Impact of favorable tax settlement, net of reduction of related indemnification asset (b)	(1,000)	(1,000)

Adjusted net income attributable to common stock before certain non-cash adjustments	422,600	489,500
Non-cash stock-based compensation	57,000	57,000
Amortization of intangible assets	49,000	49,000
Income tax impact of non-cash adjustments (a)	(27,600)	(27,600)

Estimated adjusted net income attributable to common stock	$501,000	$567,900

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	147,200	147,200

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock (c)	$2.86	$3.32

Estimated adjusted diluted earnings per share attributable to common stock (c)	$3.40	$3.86

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(b)

The amount represents a $4.1 million tax benefit related to a favorable settlement of pre-acquisition obligations associated with certain non-U.S. income taxes, partially offset by a reduction of a related indemnification asset of $4.0 million ($3.2 million after-tax).

(c)

Both diluted and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2019 included $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, related to the recognition of previously deferred earnings on a project in which Quanta has an equity interest.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2019 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and Adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for an entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) changes in fair value of contingent consideration liabilities vary from period to period depending on financial performance of certain acquired businesses; and (v) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2019
Net income attributable to common stock (as defined by GAAP)	$421,100	$488,000
Interest expense, net	47,000	49,000
Provision for income taxes	171,000	203,000
Amortization of intangible assets	49,000	49,000
Equity in (earnings) losses of unconsolidated affiliates	(60,400)	(60,400)
Depreciation expense	213,000	213,000

EBITDA	840,700	941,600
Non-cash stock-based compensation	57,000	57,000
Acquisition and integration costs	3,000	3,000
Change in fair value of contingent consideration liabilities	(100)	(100)
Reduction of indemnification asset (a)	4,000	4,000

Adjusted EBITDA	$904,600	$1,005,500

(a)

The amount for the three months ended March 31, 2019 represents the expense associated with a reduction of an indemnification asset related to a favorable settlement of pre-acquisition non-U.S. income tax obligations.

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